FIFTH AMENDMENT TO
                             PARTICIPATION AGREEMENT

         THIS FIFTH AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Fifth Amendment") is made and entered into as of the 1st day of May, 1997, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and the VARIABLE INSURANCE PRODUCTS FUND II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH

         WHEREAS, the Company, the Fund and the Underwriter are parties to a Participation Agreement, dated February 1, 1994, as supplemented by First Amendment to Participation Agreement dated as of February 1, 1995, Amendment No. 2 to Participation Agreement dated as of December 15, 1994, Third Amendment to Participation Agreement dated as of May 1, 1995 and Fourth Amendment to Participation Agreement dated as of January 1, 1996 (the "Original Agreement"); and

         WHEREAS, the Company, the Fund and the Underwriter now desire to modify the Original Agreement with regard to the Company's ability to redeem Fund shares.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

         1. The first sentence of Paragraph 10.3 is amended to read as follows:

              The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act (if and to the extent that the SEC continues to require the receipt of such an order or any other order of the SEC in order for the Company to redeem Fund shares attributable to the Contracts).

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         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first above written.

                           AETNA LIFE INSURANCE AND ANNUITY COMPANY

                             By:        /s/ Laura Estes
                                        ----------------------------------

                             Name:      Laura Estes
                                        ----------------------------------

                             Title:     Senior Vice President
                                        ----------------------------------



                           VARIABLE INSURANCE PRODUCTS FUND II

                             By:        /s/ J. Gary Burkhead
                                        ----------------------------------

                             Name:      J. Gary Burkhead
                                        ----------------------------------

                             Title:     Senior Vice President
                                        ----------------------------------



                           FIDELITY DISTRIBUTORS CORPORATION

                             By:        /s/ Paul J. Hondros
                                        ----------------------------------

                             Name:      Paul J. Hondros
                                        ----------------------------------

                             Title:     President
                                        ----------------------------------

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